Pricing Supplement
To underlying supplement No. 1 dated October 1, 2012,
product supplement AF dated September 28, 2012,
prospectus supplement dated September 28, 2012 and
prospectus dated September 28, 2012
Pricing Supplement No. 1649AF Registration Statement No. 333-184193 Dated November 16, 2012; Rule 424(b)(2)
Deutsche Bank AG
Structured Investments
Deutsche Bank
$ 5,594,000 Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the Hang Seng China Enterprises Index, the KOSPI 200 Index, the MSCI Taiwan IndexSM, the Hang Seng® Index and the MSCI Singapore Index and Related Asian Currencies due December 4, 2013

General
•
The notes are designed for investors who seek a return at maturity of two times the appreciation (if any) of a weighted basket of five Asian indices and related Asian currencies up to a Maximum Return on the notes of 12.00%. However, if the Basket Return is less than -10.00%, you will lose 1.1111% of the Face Amount of your notes for every 1.00% the Basket Return is less than -10.00%. The notes do not pay coupons or dividends and the investors should be willing to lose some or all of their investment if the Basket Return is less than -10.00%. Any Payment at Maturity on the notes is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG, London Branch maturing December 4, 2013† .
•	Minimum purchase of $10,000; minimum denominations of $1,000 (the “Face Amount”) and integral multiples thereof.
•	The notes priced on November 16, 2012 (the “Trade Date”) and are expected to settle on November 21, 2012 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Basket:
The notes are linked to a weighted basket consisting of five indices (each a “Basket Index,” and together, the “Basket Indices”) each as adjusted by the spot exchange rate of its applicable related currency against the U.S. dollar (each a “Basket Currency,” and together, the “Basket Currencies”) (the Basket Indices and Basket Currencies together make up the “Basket Components”) as set forth below:

	Basket Components
	Basket Index	Ticker	Initial Index Level	Basket Currency	Initial Spot Rate	Component Weighting
	Hang Seng China Enterprises Index	HSCEI	10,242.70	Hong Kong dollar (HKD/USD)	0.1290023	30.00%
	KOSPI 200 Index	KOSPI2	243.45	Korean won (KRW/USD)	0.0009156	26.00%
	MSCI Taiwan IndexSM	TAMSCI	255.98	Taiwan dollar (TWD/USD)	0.0342431	19.00%
	Hang Seng® Index	HSI	21,159.01	Hong Kong dollar (HKD/USD)	0.1290023	15.00%
	MSCI Singapore Index	SIMSCI	332.38	Singapore dollar (SGD/USD)	0.8135373	10.00%
Currency of the Issue:	U.S. dollars
Upside Leverage Factor:	2
Downside Factor:	1.1111
Buffer Amount:	10.00%
Payment at Maturity:
If the Basket Return is greater than zero, you will receive a cash payment at maturity per $1,000 Face Amount of notes calculated as follows:

$1,000 + [$1,000 × the lesser of (i) Basket Return × Upside Leverage Factor and (ii) the Maximum Return]

If the Basket Return is less than or equal to zero but greater than or equal to -10.00%, you will receive a cash payment at maturity of $1,000 per $1,000 Face Amount of notes.

If the Basket Return is less than -10.00%, you will lose 1.1111% of the Face Amount of your notes for every 1.00% by which the Basket Return is less than -10.00%, and you will receive a cash payment at maturity per $1,000 Face Amount of notes calculated as follows:

$1,000 + [$1,000 × (Basket Return + Buffer Amount) x Downside Factor]

You will lose some or all of your investment at maturity if the Basket Return is less than -10.00%. Any Payment at Maturity of the notes is subject to the credit of the Issuer.

Maximum Return:	12.00%.
Basket Return:	Final Basket Level - Initial Basket Level Initial Basket Level
Initial Basket Level:	100
Final Basket Level:	The arithmetic average of the Basket Levels on the Averaging Dates
	(Key Terms continued on next page)
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page 7 of the accompanying product supplement and “Selected Risk Considerations” beginning on page 8 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement for return enhanced notes, the underlying supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.
	Price to Public(1)	Fees(1)(2)	Proceeds to Issuer
Per note	$1,000.00	$10.00	$990.00
Total	$5,594,000.00	$51,530.00	$5,538,060.00
(1) Certain fiduciary accounts will pay a purchase price of $990.00 per note, and the placement agents with respect to sales made to such accounts will forgo any fees.
(2) JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and its affiliates, acting as placement agents for the notes, will receive a fee from the Issuer of $10.00 per $1,000 Face Amount of notes, but will forgo any fees for sales to certain fiduciary accounts. The total fees represent the amount that the placement agents received from sales to accounts other than such fiduciary accounts.
The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$5,594,000.00	$763.02

JPMorgan
November 16, 2012	Placement Agent

(Key Terms continued from previous page)

Basket Level:
The Basket Level on each Averaging Date will be calculated as follows:

100 × [(HSCEI Index Multiplier × 30.00% × HKD/USD Currency Multiplier) + (KOSPI2 Index Multiplier × 26.00% × KRW/USD Currency Multiplier) + (TAMSCI Index Multiplier × 19.00% × TWD/USD Currency Multiplier) + (HSI Index Multiplier × 15.00% × HKD/USD Currency Multiplier) + (SIMSCI Index Multiplier × 10.00% × SGD/USD Currency Multiplier)]

The Multipliers set forth in the formula above reflect the performance of the respective Basket Index or Basket Currency as of the applicable Averaging Date.

Index Multiplier:
On the applicable Averaging Date, with respect to each Basket Index, the performance of such Basket Index from its Initial Index Level to its Final Index Level, calculated as follows:
Final Index Level
Initial Index Level

Initial Index Level:	With respect to each Basket Index, the index closing level on the Trade Date, as set forth in the table above under “Basket.”
Final Index Level:	With respect to each Basket Index, the index closing level on the applicable Averaging Date.
Currency Multiplier:
On the applicable Averaging Date, for each Basket Currency, the performance of such Basket Currency from its Initial Spot Rate to its Final Spot Rate, calculated as follows:
Final Spot Rate
Initial Spot Rate

Initial Spot Rate:	For each Basket Currency, the Spot Rate on the Trade Date, as set forth in the table above under “Basket.”
Final Spot Rate:	For each Basket Currency, the Spot Rate on the applicable Averaging Date.
Spot Rate:	For each Basket Currency, the official MID WM Reuters fixing at 4:00 pm London Time, expressed as the number of U.S. dollars per one unit of such Basket Currency.
Averaging Dates†:	November 25, 2013, November 26, 2013, November 27, 2013, November 28, 2013 and November 29, 2013 (the final Averaging Date)
Maturity Date†:	December 4, 2013
Listing:	The notes will not be listed on any securities exchange.
CUSIP/ISIN:	25152RAC7 / US25152RAC79
†Subject to postponement as described in the accompanying product supplement under “Description of Securities — Adjustments to Valuation Dates and Payment Dates.”

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with underlying supplement No. 1 dated October 1, 2012, product supplement AF dated September 28, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these notes are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Underlying Supplement No. 1 dated October 1, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005120/crt_dp33209-424b2.pdf

Product supplement AF dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005082/crt_dp33006-424b2.pdf

Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

This pricing supplement, together with the documents listed above, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the notes.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, underlying supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer on the date the notes are priced.  We reserve the right to change the terms of, or reject any offer to purchase the notes prior to their issuance.  In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.

What Is the Payment at Maturity on the Notes Under Various Hypothetical Performance Scenarios for the Basket?
The following table and graph illustrate the hypothetical Payments at Maturity on the notes. The hypothetical returns set forth below reflects the Initial Basket Level of 100, the Upside Leverage Factor of 2, the Buffer Amount of 10.00%, the Downside Factor of 1.1111 and the Maximum Return on the notes of 12.00%.  The hypothetical Payment at Maturity calculations set forth below are for illustrative purposes only. You should consider carefully whether the notes are suitable to your investment goals. The numbers appearing in the following scenarios have been rounded for ease of analysis.

Hypothetical Final Basket Level	Hypothetical Basket Return	Hypothetical Return	Payment at Maturity
200.00	100.00%	12.00%	$1,120.00
180.00	80.00%	12.00%	$1,120.00
165.00	65.00%	12.00%	$1,120.00
150.00	50.00%	12.00%	$1,120.00
140.00	40.00%	12.00%	$1,120.00
130.00	30.00%	12.00%	$1,120.00
120.00	20.00%	12.00%	$1,120.00
110.00	10.00%	12.00%	$1,120.00
106.00	6.00%	12.00%	$1,120.00
105.00	5.00%	10.00%	$1,100.00
102.50	2.50%	5.00%	$1,050.00
101.00	1.00%	2.00%	$1,020.00
100.00	0.00%	0.00%	$1,000.00
99.00	-1.00%	0.00%	$1,000.00
95.00	-5.00%	0.00%	$1,000.00
90.00	-10.00%	0.00%	$1,000.00
80.00	-20.00%	-11.11%	$888.89
70.00	-30.00%	-22.22%	$777.78
60.00	-40.00%	-33.33%	$666.67
50.00	-50.00%	-44.44%	$555.56
40.00	-60.00%	-55.56%	$444.44
30.00	-70.00%	-66.67%	$333.33
20.00	-80.00%	-77.78%	$222.22
10.00	-90.00%	-88.89%	$111.11
0.00	-100.00%	-100.00%	$0.00

Hypothetical Examples of Basket Level Calculation
The following examples illustrate how the Basket Level is calculated on one Averaging Date and use hypothetical Final Spot Rates for each Basket Currency and hypothetical Final Index Levels for each Basket Index as set forth in the tables below. The Basket Return will be determined using the Final Basket Level as determined on the specified Averaging Dates. The numbers appearing below have been rounded for ease of analysis.

Scenario 1
Ticker	HSCEI	KOSPI2	TAMSCI	HSI	SIMSCI
Basket Currency	Hong Kong dollar	Korean won	Taiwan dollar	Hong Kong dollar	Singapore dollar
Weighting	30.00%	26.00%	19.00%	15.00%	10.00%
Hypothetical Initial Index Level	10,242.70	243.45	255.98	21,159.01	332.38
Hypothetical Final Index Level	12,291.24	292.14	307.18	25,390.81	398.86
Index Multiplier	120.00%	120.00%	120.00%	120.00%	120.00%
Hypothetical Initial Spot Rate	0.1290023	0.0009156	0.0342431	0.1290023	0.8135373
Hypothetical Final Spot Rate	0.1290023	0.0010072	0.0376674	0.1290023	0.8948910
Currency Multiplier	1.00	1.10	1.10	1.00	1.10
Basket Level on Applicable Averaging Date††	126.60
†† The Final Basket Level will equal the arithmetic average of the Basket Levels on the five Averaging Dates.

In Scenario 1, the Index Multiplier for each Basket Index is 120.00%, indicating that the return for each Basket Index on the applicable Averaging Date is 20.00%, and the Currency Multiplier is 1.00 for the Hong Kong dollar and 1.10 for the Korean won, the Taiwan dollar and the Singapore dollar, indicating that each of the Korean won, the Taiwan dollar and the Singapore dollar has strengthened relative to the U.S. dollar.

Basket Level on Applicable Averaging Date††
= 100 × [(HSCEI Index Multiplier × 30.00% × HKD/USD Currency Multiplier) + (KOSPI2 Index Multiplier × 26.00% × KRW/USD Currency Multiplier) + (TAMSCI Index Multiplier × 19.00% × TWD/USD Currency Multiplier) + (HSI Index Multiplier ×15.00% × HKD/USD Currency Multiplier) + (SIMSCI Index Multiplier × 10.00% × SGD/USD Currency Multiplier)]

= 100 × [(120.00% × 30.00% × 1.00) + (120.00% × 26.00% × 1.10) + (120.00% × 19.00% × 1.10) + (120.00% × 15.00% × 1.00) + (120.00% × 10.00% × 1.10)] = 126.60

This example shows that on the applicable Averaging Date, the closing level of each Basket Index has increased 20.00% from their respective Initial Index Level, and that each of the Basket Currencies other than the Hong Kong dollar has strengthened relative to the U.S. dollar by 10.00%.  The combined performance of the Basket Indices and the Basket Currencies results in a Basket Level of 126.60 for the applicable Averaging Date. If the arithmetic average of the Basket Levels on the Averaging Dates is greater than 106.00, the return on the notes will be subject to the Maximum Return of 12.00%, notwithstanding the appreciation of the Basket, which may be significant.

Scenario 2
Ticker	HSCEI	KOSPI2	TAMSCI	HSI	SIMSCI
Basket Currency	Hong Kong dollar	Korean won	Taiwan dollar	Hong Kong dollar	Singapore dollar
Weighting	30.00%	26.00%	19.00%	15.00%	10.00%
Hypothetical Initial Index Level	10,242.70	243.45	255.98	21,159.01	332.38
Hypothetical Final Index Level	9,218.43	219.11	230.38	19,043.11	299.14
Index Multiplier	90.00%	90.00%	90.00%	90.00%	90.00%
Hypothetical Initial Spot Rate	0.1290023	0.0009156	0.0342431	0.1290023	0.8135373
Hypothetical Final Spot Rate	0.1290023	0.0009156	0.0410917	0.1290023	1.0169216
Currency Multiplier	1.00	1.00	1.20	1.00	1.25
Basket Level on Applicable Averaging Date††	95.67
†† The Final Basket Level will equal the arithmetic average of the Basket Levels on the five Averaging Dates.

In Scenario 2, the Index Multiplier for each Basket Index is 90.00%, indicating that the return for each Basket Index is

-10.00%, and the Currency Multipliers are 1.00 for the Hong Kong dollar and the Korean won, 1.20 for the Taiwan dollar and 1.25 for the Singapore dollar, indicating that the Taiwan dollar and the Singapore dollar have strengthened relative to the U.S. dollar.

Basket Level on Applicable Averaging Date††
= 100 × [(HSCEI Index Multiplier × 30.00% × HKD/USD Currency Multiplier) + (KOSPI2 Index Multiplier × 26.00% × KRW/USD Currency Multiplier) + (TAMSCI Index Multiplier × 19.00% × TWD/USD Currency Multiplier) + (HSI Index Multiplier ×15.00% × HKD/USD Currency Multiplier) + (SIMSCI Index Multiplier × 10.00% × SGD/USD Currency Multiplier)]

= 100 × [(90.00% × 30.00% × 1.00) + (90.00% × 26.00% × 1.00) + (90.00% × 19.00% × 1.20) + (90.00% × 15.00% × 1.00) + (90.00% × 10.00% × 1.25)] = 95.67

This example shows that on the applicable Averaging Date, the closing level of each Basket Index has decreased 10.00% from their respective Initial Index Level, and that the Taiwan dollar and the Singapore dollar have strengthened relative to the U.S. dollar by 20.00% and 25.00% respectively.  Because the strengthening of the Taiwan dollar and the Singapore dollar against the U.S. dollar is not sufficient to offset the declines of the Basket Indices, the combined performance of the Basket Indices and the Basket Currencies results in a Basket Level of 95.67 for the applicable Averaging Date.  If the arithmetic average of the Basket Levels on the Averaging Dates is less than or equal to 100.00 and greater than or equal to 90.00, the payment at maturity per $1,000 Face Amount of notes will equal $1,000.

Scenario 3
Ticker	HSCEI	KOSPI2	TAMSCI	HSI	SIMSCI
Basket Currency	Hong Kong dollar	Korean won	Taiwan dollar	Hong Kong dollar	Singapore dollar
Weighting	30.00%	26.00%	19.00%	15.00%	10.00%
Hypothetical Initial Index Level	10,242.70	243.45	255.98	21,159.01	332.38
Hypothetical Final Index Level	8,706.30	170.42	191.99	16,927.21	299.14
Index Multiplier	85.00%	70.00%	75.00%	80.00%	90.00%
Hypothetical Initial Spot Rate	0.1290023	0.0009156	0.0342431	0.1290023	0.8135373
Hypothetical Final Spot Rate	0.1290023	0.0009156	0.0410917	0.1290023	1.0169216
Currency Multiplier	1.00	1.00	1.20	1.00	1.25
Basket Level on Applicable Averaging Date††	84.05
†† The Final Basket Level will equal the arithmetic average of the Basket Levels on the five Averaging Dates.

In Scenario 3, the Index Multipliers are 85.00% for the Hang Seng China Enterprises Index, 70.00% for the Korean Stock Price Index 200, 75.00% for the MSCI Taiwan IndexSM, 80.00% for the Hang Seng® Index and 90.00% for the MSCI Singapore Index, indicating that each of the Basket Indices has declined from its Initial Index Level, and the Currency Multipliers are 1.00 for the Hong Kong dollar, 1.00 for the Korean won, 1.20 for the Taiwan dollar and 1.25 for the Singapore dollar, indicating that the Taiwan dollar and the Singapore dollar have strengthened relative to the U.S. dollar.

Basket Level on Applicable Averaging Date††
= 100 × [(HSCEI Index Multiplier × 30.00% × HKD/USD Currency Multiplier) + (KOSPI2 Index Multiplier × 26.00% × KRW/USD Currency Multiplier) + (TAMSCI Index Multiplier × 19.00% × TWD/USD Currency Multiplier) + (HSI Index Multiplier ×15.00% × HKD/USD Currency Multiplier) + (SIMSCI Index Multiplier × 10.00% × SGD/USD Currency Multiplier)]

= 100 × [(85.00% × 30.00% × 1.00) + (70.00% × 26.00% × 1.00) + (75.00% × 19.00% × 1.20) + (80.00% × 15.00% × 1.00) + (90.00% × 10.00% × 1.25)] = 84.05

This example shows that on the applicable Averaging Date, the closing level of the Hang Seng China Enterprises Index, the Korean Stock Price Index 200, the MSCI Taiwan IndexSM, the Hang Seng® Index and the MSCI Singapore Index has decreased 15.00%, 30.00%, 25.00%, 20.00% and 10.00% from their respective Initial Index Level, and that the Taiwan dollar and the Singapore dollar has strengthened relative to the U.S. dollar by 20.00% and 25.00% respectively.  Because the strengthening of the Taiwan dollar and the Singapore dollar against the U.S. dollar is not sufficient to offset the declines of the Basket Indices, the combined performance of the Basket Indices and the Basket Currencies results in a Basket Level of 84.05 for the applicable Averaging Date.  If the arithmetic average of the Basket Levels on the Averaging Dates is less than 90.00, you will lose 1.1111% of the Face Amount of the notes for each 1.00% that the Final Basket

Level is less than 90.00.

Scenario 4
Ticker	HSCEI	KOSPI2	TAMSCI	HSI	SIMSCI
Basket Currency	Hong Kong dollar	Korean won	Taiwan dollar	Hong Kong dollar	Singapore dollar
Weighting	30.00%	26.00%	19.00%	15.00%	10.00%
Hypothetical Initial Index Level	10,242.70	243.45	255.98	21,159.01	332.38
Hypothetical Final Index Level	10,242.70	243.45	255.98	21,159.01	332.38
Index Multiplier	100.00%	100.00%	100.00%	100.00%	100.00%
Hypothetical Initial Spot Rate	0.1290023	0.0009156	0.0342431	0.1290023	0.8135373
Hypothetical Final Spot Rate	0.1032018	0.0008240	0.0308188	0.1032018	0.7321836
Currency Multiplier	0.80	0.90	0.90	0.80	0.90
Basket Level on Applicable Averaging Date††	85.50
†† The Final Basket Level will equal the arithmetic average of the Basket Levels on the five Averaging Dates.

In Scenario 4, the Index Multipliers for each Basket Index is 100.00%, indicating that the return for each Basket Index on the applicable Averaging Date is 0.00%. The Currency Multipliers are 0.80 for the Hong Kong dollar, 0.90 for the Korean won, 0.90 for the Taiwan dollar and 0.90 for the Singapore dollar, indicating that each of the Hong Kong dollar, the Korean won, the Taiwan dollar and the Singapore dollar have weakened relative to the U.S. dollar.

Basket Level on Applicable Averaging Date††
= 100 × [(HSCEI Index Multiplier × 30.00% × HKD/USD Currency Multiplier) + (KOSPI2 Index Multiplier × 26.00% × KRW/USD Currency Multiplier) + (TAMSCI Index Multiplier × 19.00% × TWD/USD Currency Multiplier) + (HSI Index Multiplier ×15.00% × HKD/USD Currency Multiplier) + (SIMSCI Index Multiplier × 10.00% × SGD/USD Currency Multiplier)]

= 100 × [(100.00% × 30.00% × 0.80) + (100.00% × 26.00% × 0.90) + (100.00% × 19.00% × 0.90) + (100.00% × 15.00% × 0.80) + (100.00% × 10.00% × 0.90)] = 85.50

This example shows that on the applicable Averaging Date, the closing level of each of the Basket Indices remains unchanged from their respective Initial Index Level, and that the Hong Kong dollar has weakened relative to the U.S. dollar by 20.00% and each of the Korean won, the Taiwan dollar and the Singapore dollar has weakened relative to the U.S. dollar by 10.00%.  While the closing levels of the Basket Indices remain unchanged, the weakening of the Basket Currencies relative to U.S. dollars results in a Basket Level of 85.50 for the applicable Averaging Date. If the arithmetic average of the Basket Levels on the Averaging Dates is less than 90.00, you will lose 1.1111% of the Face Amount of the notes for each 1.00% that the Final Basket Level is less than 90.00.

Scenario 5
Ticker	HSCEI	KOSPI2	TAMSCI	HSI	SIMSCI
Basket Currency	Hong Kong dollar	Korean won	Taiwan dollar	Hong Kong dollar	Singapore dollar
Weighting	30.00%	26.00%	19.00%	15.00%	10.00%
Hypothetical Initial Index Level	10,242.70	243.45	255.98	21,159.01	332.38
Hypothetical Final Index Level	8,706.30	170.42	191.99	16,927.21	299.14
Index Multiplier	85.00%	70.00%	75.00%	80.00%	90.00%
Hypothetical Initial Spot Rate	0.1290023	0.0009156	0.0342431	0.1290023	0.8135373
Hypothetical Final Spot Rate	0.1161021	0.0008240	0.0308188	0.1161021	0.7321836
Currency Multiplier	0.90	0.90	0.90	0.90	0.90
Basket Level on Applicable Averaging Date††	71.06
†† The Final Basket Level will equal the arithmetic average of the Basket Levels on the five Averaging Dates.

In Scenario 5, the Index Multipliers are 85.00% for the Hang Seng China Enterprises Index, 70.00% for the Korean Stock

Price Index 200, 75.00% for the MSCI Taiwan IndexSM, 80.00% for the Hang Seng® Index and 90.00% for the MSCI Singapore Index, indicating that each of the Basket Indices has declined from its Initial Index Level, and the Currency Multipliers are 0.90 for the Hong Kong dollar, 0.90 for the Korean won, 0.90 for the Taiwan dollar and 0.90 for the Singapore dollar, indicating that each of the Hong Kong dollar, the Korean won, the Taiwan dollar and the Singapore dollar have weakened relative to the U.S. dollar.

Basket Level on Applicable Averaging Date††
= 100 × [(HSCEI Index Multiplier × 30.00% × HKD/USD Currency Multiplier) + (KOSPI2 Index Multiplier × 26.00% × KRW/USD Currency Multiplier) + (TAMSCI Index Multiplier × 19.00% × TWD/USD Currency Multiplier) + (HSI Index Multiplier ×15.00% × HKD/USD Currency Multiplier) + (SIMSCI Index Multiplier × 10.00% × SGD/USD Currency Multiplier)]

= 100 × [(85.00% × 30.00% × 0.90) + (70.00% × 26.00% × 0.90) + (75.00% × 19.00% × 0.90) + (80.00% × 15.00% × 0.90) + (90.00% × 10.00% × 0.90)] = 71.06

This example shows that on the applicable Averaging Date, the closing level of the Hang Seng China Enterprises Index, the Korean Stock Price Index 200, the MSCI Taiwan IndexSM, the Hang Seng® Index and the MSCI Singapore Index have decreased 15.00%, 30.00%, 25.00%, 20.00% and 10.00% from their respective Initial Index Level, and that each of the Basket Currencies has weakened relative to the U.S. dollar by 10%.  The combined declines of the Basket Indices and the weakening of the Basket Currencies relative to the U.S. dollar result in a Basket Level of 71.06 for the applicable Averaging Date.  If the arithmetic average of the Basket Levels on the Averaging Dates is less than 90.00, you will lose 1.1111% of the Face Amount of the notes for each 1.00% that the Final Basket Level is less than 90.00.

Selected Purchase Considerations

•
CAPPED APPRECIATION POTENTIAL — The notes provide the opportunity to enhance equity returns by multiplying any positive Basket Return by the Upside Leverage Factor, up to the Maximum Return on the notes. Accordingly, the maximum Payment at Maturity is $1,120.00 for every $1,000 Face Amount of notes. Because the notes are our senior unsecured debt obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

•
LIMITED PROTECTION AGAINST LOSS — Payment at Maturity of the notes is protected against a decline in the Final Basket Level, as compared to the Initial Basket Level, of up to the Buffer Amount of 10.00%. If the Basket Return is less than -10.00%, you will lose 1.1111% of the Face Amount for every 1.00% by which the Basket Return is less than -10.00%, and you may lose a significant portion or all of your investment as a result.

•
NOTES LINKED TO A WEIGHTED BASKET OF FIVE ASIAN INDICES AND RELATED CURRENCIES –– The return on the notes is linked to a basket consisting of the Hang Seng® Index, the Hang Seng China Enterprises Index, the KOSPI 200 Index, the MSCI Taiwan IndexSM, the MSCI Singapore Index and the exchange rates of the Hong Kong dollar, the Korean won, the Taiwan dollar and the Singapore dollar, each with respect to the U.S. dollar. The Hang Seng® Index is a free-float adjusted market capitalization index of a selection of companies from The Stock Exchange of Hong Kong Ltd. and is designed to be an indicator of the performance of the Hong Kong stock market. The Hang Seng China Enterprises Index is a market-capitalization weighted index consisting of all the Hong Kong listed H-shares of Chinese enterprises one year after the first H-share company was listed on the HKSE. H-shares are Hong Kong listed shares, traded in Hong Kong dollars, of Chinese state-owned enterprises.  The KOSPI 200 Index is a capitalization-weighted index of 200 Korean blue-chip stocks that make up a large majority of the total market value of the Korea Stock Exchange. The constituent stocks are selected on the basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups. The MSCI Taiwan IndexSM is a free-float adjusted market capitalization weighted index that is designed to track the equity market performance of Taiwanese securities listed on the Taiwan Stock Exchange and the GreTai Securities Market. The MSCI Singapore Index is a free-float adjusted market capitalization index intended to reflect the sectorial diversity of the Singaporean equity market and to represent Singaporean companies that are available to investors worldwide. For additional information about each Basket Index, see the information set forth under “Indices — The Hang Seng Indices — The Hang Seng® Index,” “Indices — The Hang Seng Indices — The Hang Seng China Enterprises Index,” “Indices — The KOSPI 200 Index,” “Indices — The MSCI Indices — MSCI Taiwan IndexSM” and “Indices — The MSCI Indices — MSCI Singapore Index" in the accompanying underlying supplement.

•
TAX CONSEQUENCES — In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, which is based on prevailing market conditions, it is more likely than not that the notes will be treated for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your notes (including at maturity), and (ii) your gain or loss on the notes should be capital gain or loss and should be long-term capital gain or loss if you have held the notes for more than one year. The Internal Revenue Service (the “IRS”) or a court might not agree with this treatment, however, in which case the timing and character of income or loss on your notes could be materially and adversely affected.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the notes.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the notes.

For a discussion of certain German tax considerations relating to the notes, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Basket Currencies, the Basket Indices or any of the stocks comprising the Basket Indices. In addition to these risk considerations, you should review the “Risk Factors” section of the accompanying product supplement.

•
YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of your investment. The return on the notes at maturity is linked to the performance of the Basket and will depend on whether, and the extent to which, the Basket Return is positive or negative. The Basket Return will be determined based on the Final Basket Level, which will in turn depend on the performance of the Basket Indices and the Basket Currencies. If any Basket Index declines from its Initial Index Level to its Final Index Level or if the U.S. dollar appreciates in value against any of the Hong Kong dollar, the Korean won, the Taiwan dollar or the Singapore dollar, it will result in a lower Basket Return and your Payment at Maturity may be adversely affected. If the Basket Return is less than -10.00%, your investment will be exposed on a leveraged basis of 1.1111% to each 1.00% by which the Basket Return is less than -10.00%, and you could lose some or all of your investment.

•
YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE MAXIMUM RETURN — If the Final Basket Level is greater than the Initial Basket Level, for each $1,000 Face Amount of notes, you will receive at maturity $1,000 plus an additional amount that will not exceed $120 per $1,000 Face Amount of notes, regardless of the appreciation in the Basket, which may be significant. Accordingly, the maximum Payment at Maturity is $1,120.00 for every $1,000 Face Amount of notes.

•	THE NOTES DO NOT PAY COUPONS — Unlike ordinary debt securities, the notes do not pay coupons and do not guarantee any return of your investment at maturity.

•
NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of stocks comprising any Basket Index would have.

•
THE NOTES ARE SUBJECT TO OUR CREDITWORTHINESS — The notes are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes, including any Payment at Maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the notes. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the notes and in the event Deutsche Bank AG were to default on its obligations you may not receive the Payment at Maturity owed to you under the terms of the notes.

•
CHANGES IN THE LEVELS OF THE BASKET INDICES AND THE EXCHANGE RATES OF THE BASKET CURRENCIES MAY OFFSET EACH OTHER — Movements in the Basket Indices and movements in the exchange rates of the Basket Currencies may not correlate with each other. At a time when the level of one or more of the Basket Indices increases and/or one or more of the Basket Currencies appreciates against the U.S. dollar, the level of the other Basket Indices may not increase as much or may decline and/or one or more of the Basket Currencies may not appreciate as much or may weaken against the U.S. dollar. Therefore, in calculating the Basket Return, increases in the level of one or more of the Basket Indices and/or increases in the level of one or more of the Basket Currencies against the U.S. dollar may be moderated, offset or more than offset by lesser increases or declines in the value of the other Basket Indices and/or the value of the other Basket Currencies against the U.S. dollar.

•
THE POTENTIAL CORRELATION AMONG THE BASKET COMPONENTS COULD ADVERSELY AFFECT THE VALUE OF THE NOTES — The return on the notes is linked to the performance of a weighted basket of five Asian indices and related currencies of four Asian economies. Because of geographical proximity of these Asian economies and various other economic and non-economic factors, the performances of these economies may correlate with each other, and as a result, there may be a high degree of correlation among the Basket Components.  Correlation is the extent to which the levels of the Basket Components could increase or decrease at the same time.  As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these Asian economies than a different investment linked to more broadly diversified indices or currencies.

•
THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — The exchange rates of the Basket Currencies against the U.S. dollar may vary over time, and may vary considerably during the term of the notes. If the U.S. dollar strengthens against any of the Basket Currencies during the term of the notes, your return will be adversely affected. The relative values of the U.S. dollar and each of the Basket Currencies are at any moment a result of the supply and demand for such currencies. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or countries in which such currency is used, and economic and political developments in other relevant countries. Of particular importance to currency exchange rate risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	political, civil or military unrest;

•	the balance of payments in the United States, China, Taiwan, Singapore and Korea between each country and its major trading partners; and

•	the extent of governmental surpluses or deficits in the United States, China, Taiwan, Singapore and Korea.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the United States, China, Taiwan, Singapore and Korea and other countries important to international trade and finance. The exposure to exchange rate risk may result in reduced returns to the Basket Indices and have an adverse impact on the value of the notes.

•
THE HONG KONG DOLLAR DOES NOT FLOAT FREELY — Exchange rates of many developed and major emerging economies, including the United States, are currently “floating,” meaning that they are permitted to fluctuate in value relative to other currencies. However, the Hong Kong dollar does not float freely. The exchange rate of the Hong Kong dollar relative to the U.S. dollar is fixed within a narrow range by the Hong Kong Monetary Authority. For as long as the Hong Kong Monetary Authority restricts the Hong Kong dollar from floating relative to the U.S. dollar, the exchange rate between the Hong Kong dollar and the U.S. dollar will not fluctuate by any appreciable amount. If at any time the Hong Kong Monetary Authority permits the Hong Kong dollar to float, the exchange rate between the Hong Kong dollar and the U.S. dollar is likely to move significantly in a very short period of time, which would affect the Basket Return, and, consequently, the value of your notes.

•
THE NOTES ARE SUBJECT TO NON-U.S. SECURITIES MARKETS RISK — Because the Basket Indices includes component securities that are issued by non-U.S. companies in non-U.S. securities markets, the notes are subject to non-U.S. securities markets risk. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

•
THE NOTES ARE SUBJECT TO EMERGING MARKETS RISK — The value of the notes is subject to the political and economic risks of emerging market countries by linking to the performance of the Basket Indices. The stocks held by the Basket Indices include stocks of companies that are located in emerging market countries and whose securities trade on the exchanges of emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms have occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. Future political changes may adversely affect the economic conditions of an emerging market nation. Political or economic instability could affect the value of the notes and the amount payable to you at maturity.

•
IF THE LIQUIDITY OF THE BASKET CURRENCIES IS LIMITED, THE VALUE OF THE NOTES WOULD LIKELY BE IMPAIRED — Currencies and derivatives contracts on currencies may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Averaging Dates would likely have an adverse effect on the Final Spot Rate for each Basket Currency, and therefore, on the return on your notes. Limited liquidity relating to any Basket Currency may also result in Deutsche Bank AG, London Branch, as calculation agent, being unable to determine the Basket Return using its normal means. The resulting discretion by the calculation agent in determining the Basket Return could, in turn, result in potential conflicts of interest.

•
PAST PERFORMANCE OF THE BASKET INDICES AND BASKET CURRENCIES IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Basket Indices and Basket Currencies over the term of the notes may bear little relation to the historical levels of the Basket Indices and Basket Currencies and may bear little relation to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Basket Indices or Basket Currencies or whether the performance of the Basket Indices and Basket Currencies will result in any return of your investment.

•
CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the Payment at Maturity described in this pricing supplement is based on the full Face Amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price at which Deutsche Bank AG (or its affiliates) will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

•
LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. Deutsche Bank AG (or its affiliates) intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Deutsche Bank AG (or its affiliates) is willing to buy the notes. If you have to sell your notes prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

•
MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — While we expect that, generally, the levels of the Basket Indices and the exchange rates of the Basket Currencies relative to the U.S. dollar will affect the value of the notes more than any other single factor, the value of the notes will also be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Indices;
•	the time remaining to maturity of the notes;
•	the dividend rates on the stocks comprising the Basket Indices;
•	interest rates and yields in the market generally;
•	the volatility of the exchange rates between the U.S. dollar, the Hong Kong dollar, the Korean won, the Taiwan dollar and the Singapore dollar;
•
geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the stocks comprising the Basket Indices or stock markets generally and which may affect the levels of the Basket Indices; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

•
TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES MAY IMPAIR THE VALUE OF THE NOTES — We or one or more of our affiliates expect to hedge our exposure from the notes by entering into equity, equity derivative, foreign exchange and currency derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the levels of the Basket Components and make it less likely that you will receive a positive return on your investment in the notes. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the notes declines. We or our affiliates may also engage in trading in instruments linked to the Basket Indices or the Basket Currencies on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the changes in the Basket Indices or the Basket Currencies. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the notes. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the notes.

•
WE AND OUR AFFILIATES AND AGENTS, OR JPMORGAN CHASE & CO. AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE VALUE OF THE BASKET COMPONENTS TO WHICH THE NOTES ARE LINKED OR THE VALUE OF THE NOTES — We, our affiliates and agents, and JPMorgan Chase & Co. and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the notes. We, our affiliates and agents, or JPMorgan Chase & Co. and its affiliates, may publish research or other opinions that are inconsistent with the investment view implicit in the notes. Any research, opinions or recommendations expressed by us, our affiliates or agents, or JPMorgan Chase & Co. or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the Basket Indices and Basket Currencies to which the notes are linked.

•
POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. The calculation agent will determine, among other things, the Final Basket Level, the Basket Return and the amount that Deutsche Bank AG will pay you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred. In performing these roles, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. The determination of a market disruption event by the calculation agent could adversely affect the amount of payment you receive at maturity.

•
THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the notes, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the notes are uncertain, and the IRS or a court might not agree with the treatment of the notes as prepaid financial contracts that are not debt. If the IRS were successful in asserting an alternative treatment for the notes, the tax consequences of ownership and disposition of the notes could be materially and adversely affected. In addition, as described above under “Tax Consequences,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of Proceeds and Hedging

Part of the net proceeds we receive from the sale of the notes will be used in connection with hedging our obligations under the notes through one or more of our affiliates. The hedging or trading activities of our affiliates on or prior to the Trade Date or the Averaging Dates could adversely affect the level of the Basket and, as a result, could decrease the amount you may receive on the notes at maturity.

Historical Information

The following graphs set forth the historical performance of each Basket Index from November 16, 2007 through November 16, 2012 and the historical performance of each Basket Currency based on the exchange rates of such Basket Currency with respect to the U.S. dollar (expressed as the number of U.S. dollars per one unit of such Basket Currency) from November 16, 2007 through November 16, 2012. The closing level for each Basket Index and exchange rate for each Basket Currency as of November 16, 2012 are set forth in the table below.

Basket Index	Closing Level (November 16, 2012)	Basket Currency	Exchange Rate (November 16, 2012)
Hang Seng China Enterprises Index	10,242.70	Hong Kong dollar (HKD/USD)	0.1290023
KOSPI 200 Index	243.45	Korean won (KRW/USD)	0.0009156
MSCI Taiwan IndexSM	255.98	Taiwan dollar (TWD/USD)	0.0342431
Hang Seng® Index	21,159.01	Hong Kong dollar (HKD/USD)	0.1290023
MSCI Singapore Index	332.38	Singapore dollar (SGD/USD)	0.8135373

We obtained the closing levels of the Basket Indices and the exchange rates of the Basket Currencies from Bloomberg, and we have not participated in the preparation of, or verified, such information. The daily exchange rates published by Bloomberg may differ from the Spot Rates for the applicable Basket Currency. We will not use Bloomberg to determine the applicable Spot Rate for each of the Basket Currencies.

The historical levels of the Basket Indices and the historical exchange rates of the Basket Currencies should not be taken as indications of future performance, and no assurance can be given as to the closing levels of the Basket Indices or the exchange rates of the Basket Currencies against the U.S. dollar on any Averaging Date. We cannot give you assurance that the performance of the Basket Indices or the Basket Currencies will result in the return of any of your initial investment.

Historical Performance of the Hang Seng China Enterprises Index

25,000
20,000
15,000
10,000
5,000
0
Closing Level
Nov-07
Nov-08
Nov-09
Nov-10
Nov-11
Nov-12

Source: Bloomberg

Historical Performance of the Hong Kong Dollar (as expressed as the number of U.S. dollars per Hong Kong Dollar)

0.1295
0.1290
0.1285
0.1280
0.1275
0.1270
Spot Rate
HKD strengthens
HKD weakens
Nov-07
Nov-08
Nov-09
Nov-10
Nov-11
Nov-12

Source: Bloomberg

Historical Performance of the KOSPI 200 Index

350
300
250
200
150
100
50
0
Closing Level
Nov-07
Nov-08
Nov-09
Nov-10
Nov-11
Nov-12

Source: Bloomberg

Historical Performance of the Korean Won
(as expressed as the number of U.S. dollars per Korean Won)

0.00120
0.00100
0.00080
0.00060
0.00040
0.00020
0.00000
Spot Rate
KRW strengthens
KRW Weakens
Nov-07
Nov-08
Nov-09
Nov-10
Nov-11
Nov-12

Source: Bloomberg

Historical Performance of the MSCI Taiwan Index[SM]

450
400
350
300
250
200
150
100
50
0
Closing Level
Nov-07
Nov-08
Nov-09
Nov-10
Nov-11
Nov-12

Source: Bloomberg

Historical Performance of the Taiwan Dollar
(as expressed as the number of U.S. dollars per Taiwan Dollar)

0.04
0.03
0.02
0.01
0.00
Spot Rate
Nov-07
Nov-08
Nov-09
Nov-10
Nov-11
Nov-12
TWD Strengthens
TWD Weakens

Source: Bloomberg

Historical Performance of the Hang Seng® Index

35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Closing Level
Nov-07
Nov-08
Nov-09
Nov-10
Nov-11
Nov-12

Source: Bloomberg

Historical Performance of the Hong Kong Dollar
(as expressed as the number of U.S. dollars per Hong Kong Dollar)

0.1295
0.1290
0.1285
0.1280
0.1275
0.1270
Spot Rate
HKD Strengthens
HKD Weakens
Nov-07
Nov-08
Nov-09
Nov-10
Nov-11
Nov-12

Source: Bloomberg

Historical Performance of the MSCI Singapore Index

Closing Level
600
500
400
300
200
100
0
Nov-07
Nov-08
Nov-09
Nov-10
Nov-11
Nov-12

Source: Bloomberg

Historical Performance of the Singapore Dollar (expressed as the number of U.S. dollars per Singapore Dollar)

Spot Rate
0.850
0.800
0.750
0.700
0.650
0.600
0.550
0.500
Nov-07
Nov-08
Nov-09
Nov-10
Nov-11
Nov-12
SGD Strengthens
SGD Weakens

Source: Bloomberg

Supplemental Plan of Distribution

JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and its affiliates, acting as placement agents for the notes, will receive a fee from the Issuer of $10.00 per $1,000 Face Amount of notes, but will forgo any fees for sales to certain fiduciary accounts. The total fees represent the amount that the placement agents received from the sales to accounts other than such fiduciary accounts.

Validity of Notes

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Issuer, when the notes offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the senior indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal  Services of Deutsche Bank AG, dated as of September 28, 2012, filed as an exhibit to the letter of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and its authentication of the notes and the validity, binding nature and enforceability of the senior indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell dated September 28, 2012, which has been filed as an exhibit to the registration statement referred to above.